UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013 (January 7, 2013)

YUHE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or other jurisdiction of
incorporation or organization)

001-34512	87-0569467
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street

Hanting District, Weifang, Shandong Province

The People’s Republic of China

 (Address of principal executive offices, including zip code)

(86) 536 736 3688

(Registrant’s telephone number, including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers

On January 7, 2013, each of Messrs. Peter Li, Greg Huett and Larry Liu submitted his resignation as a director of the Board of Directors of Yuhe International, Inc.(the “Company”). They also constituted the Company’s audit committee. In their respective resignation letters, they each cited that their decision to resign was due to the failure by the Company and Company’s management to implement remedial measures demanded by the audit committee as a result of its investigation. That investigation was the subject of a report on Form 8-K filed July 21, 2011.

At the time of their resignation, Mr Li served as the chair of the Audit Committee, Mr. Liu served as chair of the Compensation Committee, and Mr. Huett served as chair of the Nominating Committee.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter from Mr. Peter Li
17.2	Resignation Letter from Mr. Greg Huett
17.3	Resignation Letter from Mr Larry Liu

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

By:	/s/ Zhentao Gao
Name: Zhentao Gao
Title: Chairman and Chief Executive Officer

Date: February 27, 2013

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EXHIBIT LIST

Exhibit No.	Description
17.1	Resignation Letter from Mr. Peter Li
17.2	Resignation Letter from Mr. Greg Huett
17.3	Resignation Letter from Mr Larry Liu

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